Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-199745, 333-214284, and 333-248708 on Form S-8 of our reports dated May 18, 2023, relating to the consolidated financial statements of Boot Barn Holdings, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended April 1, 2023.

/s/ Deloitte & Touche LLP

Costa Mesa, California

May 18, 2023